UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FIRST COMMUNITY CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST COMMUNITY CAPITAL CORPORATION

14200 Gulf Freeway

Houston, Texas 77034

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 29, 2003

Shareholders of First Community Capital Corporation:

The 2003 Annual Meeting of Shareholders (the “Meeting”) of First Community Capital Corporation (the “Company”) will be held at the main office of First Community Bank, N.A. at 14200 Gulf Freeway, Houston, Texas, on Thursday, May 29, 2003, beginning at 4:00 p.m. (local time), for the following purposes:

1.	To elect ten (10) directors to serve on the Board of Directors of the Company until the Company’s 2004 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To consider and act upon a proposal to ratify the appointment of Harper & Pearson Company, P.C. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The close of business on April 7, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

By order of the Board of Directors,

/s/    NIGEL J. HARRISON

Nigel J. Harrison

President and Chief Executive Officer

Houston, Texas

May 5, 2003

Your Vote is Important. You are cordially invited and urged to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable in the manner described in the proxy statement at any time before it is voted at the Meeting.

FIRST COMMUNITY CAPITAL CORPORATION

14200 Gulf Freeway

Houston, Texas 77034

PROXY STATEMENT

FOR

2003 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 29, 2003

SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of First Community Capital Corporation (the “Company”) for solicitation of proxies on behalf of the Board of Directors of the Company for use at the 2003 Annual Meeting of Shareholders of the Company to be held at the main office of First Community Bank, N.A. (the “Bank”) at 14200 Gulf Freeway, Houston, Texas, on Thursday, May 29, 2003, beginning at 4:00 p.m. (local time), and any adjournment thereof (the “Meeting”), for the purposes set forth in this Proxy Statement and the accompanying Notice of 2003 Annual Meeting of Shareholders (“Notice of Meeting”). This Proxy Statement, the Notice of Meeting and the enclosed proxy will first be sent to shareholders on or about May 5, 2003.

Voting of Proxies

Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies.

Revocability of Proxies

Any proxy given by a record shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation or attending the Meeting and voting in person. In the event a shareholder’s shares are held in street name, such shareholder must contact his bank or broker to revoke his proxy.

Solicitation

The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, facsimile, personal call or other means, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

Annual Report

The Company’s Annual Report to Shareholders, including financial statements, for the year ended December 31, 2002, accompanies but does not constitute part of this Proxy Statement.

VOTING SHARES AND VOTING RIGHTS

Only holders of record of Common Stock at the close of business on April 7, 2003 (the “Record Date”), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At that time, there were issued and outstanding 2,847,121 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. As of the Record Date, the Company had 384,999 shares of preferred stock issued and outstanding. Holders of preferred stock are not entitled to notice of or to vote at the Meeting.

Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder’s name on the books of the Company. Directors will be elected by a plurality of the votes cast in person or by proxy. Accordingly, the ten nominees receiving the highest number of votes cast by the holders of Common Stock will be elected. There will be no cumulative voting in the election of directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to ratify the appointment of the auditors.

Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. With respect to the other matters, abstentions will have the same effect as a vote against such matters. Broker non-votes will be deemed shares not present to vote on such matters and will not count as votes for or against the proposals and will not be included in calculating the number of votes necessary for approval of such matters. A broker non-vote occurs if a broker or other nominee of shares does not have discretionary authority to vote the shares and has not received voting instructions with respect to a particular matter.

A total of 1,715,550 shares of Common Stock are subject to the Company’s Voting and Stock Restriction Agreement (the “Voting Agreement”). Pursuant to the terms of the Voting Agreement, the voting representatives have the power to vote these shares at the Meeting. It is the intention of the voting representatives to vote such shares in favor of management’s nominees for directors and the ratification of Harper & Pearson Company, P.C. as the independent auditors.

ITEM 1.

ELECTION OF DIRECTORS

Election Procedures; Term of Office

The Board of Directors currently consists of ten directors. The ten nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2004 and until their successors are duly elected and qualified or until their earlier resignation or removal.

The Board of Directors has nominated George A. Clark, Jr., Linn C. Eignus, Robert A. Ferstl, Louis F. Goza, Nigel J. Harrison, Thomas R. Johnson, Kenneth A. Love, George I. Pinder, Richard L. Wagoner and Charles L. Whynot for election as directors at the Meeting. All of the nominees are currently serving as directors.

The ten nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or more but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by a majority vote of the remaining directors, even if less than a quorum of the Board of Directors, or by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

Nominees for Election

The following table sets forth certain information with respect to each nominee for election as a director of the Company:

Director (Age)	Position(s) and Business Experience

George A. Clark, Jr. (62)

Director of the Company since March 2001; Director of the Bank since April 1997; Advisory Director of the Bank from August 1995 to March 1997; President and owner of Limeco, Inc., Houston, Texas, a construction materials company, for more than the past five years.

Linn C. Eignus (78)

Director and Secretary of the Company since March 2001; Director of the Bank since August 1995; retired insurance agency owner and executive; active in personal investments for more than the past five years.

Robert A. Ferstl (59)

Director of the Company since March 2001; Director of the Bank since August 1995; Vice President of Texas Truck & Body; formerly President and owner of Alvin Dodge in Alvin, Texas and Bob Ferstl’s Chrysler Plymouth in Pasadena, Texas.

Louis F. Goza (64)

Director of the Company since March 2001; Director of the Bank since August 1995; President and co-owner of Strago Petroleum Corporation, an independent oil and gas producer, and majority owner of Lingo Properties, Inc., a real estate development and investment firm, for more than the past five years.

Nigel J. Harrison (50)

Director, President and Chief Executive Officer of the Company since January 2001; Chief Executive Officer and Director of the Bank since August 1995; served as President of the Bank from August 1995 to October 2002.

Thomas R. Johnson (59)

Director of the Company since March 2001; Director of the Bank since August 1995; owner/manager of the Friendswood branch of Southland Title Co., a real estate title insurance company, for more than the past five years.

Kenneth A. Love (44)	Director of the Company since March 2001; Director of the Bank since August 1995; attorney for more than the past five years.

George I. Pinder (72)

Director of the Company since March 2001; Director of the Bank since January 1999; Advisory Director of the Bank from June 1997 to December 1998; Chief Executive Officer of International Modular & Panel Bldg., Inc., International Building Systems, Cary-Way Building Co. and Advantage Contract Services for more than the past five years.

Richard L. Wagoner (59)

Director of the Company since March 2001; Director of the Bank since August 1995; President and owner of Hyseco, Inc., a company specializing in the manufacture, sale and service of hydraulic pumps and cylinders, for more than the past five years.

Charles L. Whynot (77)

Director of the Company since March 2001; Director of the Bank since August 1995; President and owner of Alliance Commercial Properties, a real estate brokerage firm, for more than the past five years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Operation of the Board of Directors

The Board of Directors of the Company held thirteen meetings during 2002. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served.

Compensation Committee Interlocks and Insider Participation

Prior to the formation of the Company as a holding company for the Bank in March 2001, matters related to employee compensation, employee benefit matters and stock options were considered by the full Board of Directors of the Bank. The Board of Directors of the Bank continues to perform such functions for Bank employees and officers. The Company has no paid employees or officers. As members of the Bank’s Board of Directors, Mr. Harrison, the President and Chief Executive Officer of the Company and Mr. Koncaba, the President of the Bank, have participated in decisions regarding compensation and benefits matters.

Director Compensation

The Board of Directors of the Company meets monthly. Directors of the Company do not receive compensation for their services in such capacity, however, each director of the Company also serves as a director of the Bank and is compensated for his services in that capacity. For the 2002 fiscal year, directors and advisory directors of the Bank received a fee of $750 and $150, respectively, for each meeting of the Bank’s Board of Directors attended. In addition, non-employee directors received a fee of $250 for each Bank loan committee meeting attended. Also, during 2002 each director of the Company was granted an option to acquire 6,000 shares of Common Stock at an exercise price of $11.50 per share. The options are exercisable immediately and expire ten years after the grant date.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the executive officers of the Company not also listed as a nominee for director and certain executive officers of the Bank:

Executive Officer (Age)	Position(s) and Business Experience

Barry M. Blocker (46)

Controller of the Company since January 2003; Chief Financial Officer of the Company from 2001 to January 2003; Advisory Director of the Bank since January 2001; Senior Vice President and Controller of the Bank since January 2003; Senior Vice President and Chief Financial Officer of the Bank from September 2000 to January 2003; formerly Executive Vice President and Chief Financial Officer of Dayton State Bank, Dayton, Texas, from 1993 to 2000.

Paul J. Knoble (45)

Senior Executive Vice President/Chief Credit Officer of the Bank since January 2003; Executive Vice President/Market Manager of the Bank from 1996 to January 2003; Advisory Director of the Bank since 1996; formerly an officer of Premier Bank & Trust, Elyria, Ohio from 1983 to 1996.

Kenneth R. Koncaba (45)

Director and President of the Bank since October 2002; Advisory Director and Executive Vice President/Business Development Manager of the Bank from September 2001 to October 2002; served as Senior Vice President/Market Manager of the Bank from 2000 to September 2001; Regional Business Unit Manager for Texas-New Mexico Power Company for the previous 21 years.

Ervin A. Lev (59)

Senior Executive Vice President/Chief Bank Operations Officer and Cashier of the Bank since January 2003; Advisory Director of the Bank since March 1998; served as Executive Vice President and Cashier of the Bank from March 1998 to January 2003; formerly Executive Vice President and Cashier of Pinemont Bank from 1994 to 1998.

Wes Morehead (52)

Advisory Director and Executive Vice President of the Bank since April 1997; served as Senior Credit Officer of the Bank from 1997 until January 2003; formerly Vice President, Comerica Bank-Texas from 1994 to 1997.

Each officer of the Company or the Bank is elected by the Board of Directors of the Company or the Bank, respectively, and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Executive Compensation

The Company is a bank holding company and conducts its operations through its subsidiary, the Bank. The officers of the Company also serve as officers of the Bank as set forth herein. Such persons are compensated by the Bank and receive no separate compensation for their services to the Company. However, the Company may determine that such compensation is appropriate in the future.

Summary Compensation Table

The following table provides certain summary information concerning compensation paid or accrued by the Bank to or on behalf of the Company’s President and Chief Executive Officer and the other two most highly compensated executive officers of the Bank (determined as of the end of the last fiscal year) (“named executive officers”) for each of the two fiscal years ended December 31, 2002:

Name and Principal Position	Year	Salary(1)	Bonus	Securities Underlying Options	All Other Compensation(2)
Nigel J. Harrison	2002	$170,581	$25,000	6,000	$11,738
President and Chief Executive Officer of the Company; Chief Executive Officer of the Bank	2001	143,461	25,000	—	6,500
Kenneth R. Koncaba	2002	$93,080	$7,500	14,000	$5,241
Director and President of the Bank
Wes Morehead	2002	$90,109	$10,000	—	$2,070
Advisory Director and Executive Vice President of the Bank

(1)	Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the officer.

(2)	Consists of director or advisory director fees and discretionary contributions by the Bank to the 401(k) plan, which contribution was less than $1,000 in each case.

Stock Options Exercises and Fiscal Year-End Option Values

The following table sets forth certain information concerning option exercises during the year ended December 31, 2002 and any value realized thereon by the named executive officers, and the number and value of unexercised options held by such executive officers at December 31, 2002:

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the Money Options at December 31, 2002(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Nigel J. Harrison	46,444	$294,109	23,556	—	$270,894	$—
Kenneth R. Koncaba	6,000	15,000	14,000	—	161,000	—
Wes Morehead	11,628	51,686	8,372	—	96,278	—

(1)	The “value realized” represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)	The value is based on $11.50 per share, which was the sale price by the Company to unaffiliated purchasers in a private offering in 2002.

Option Grants in Last Fiscal Year

The following table sets forth certain information concerning option grants to each of the named executive officers for the year ended December 31, 2002:

Individual Grants
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Nigel J. Harrison	6,000	12.6%	$11.50	4/18/12	$43,394	$109,968
Kenneth R. Koncaba	14,000	29.5	11.50	6/20/12	101,252	256,593

(1)	Options to purchase 47,500 shares of common stock were granted to the Company’s employees during the year ended December 31, 2002.

(2)	These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and common stock holdings are dependent on future performance of the Company’s Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.

Stock Option Plan

The First Community Bank, N.A. 1996 Stock Option Plan (the “Bank Option Plan”) was adopted by the Board of Directors and approved by the shareholders of the Bank in 1996. The Bank directors and shareholders have approved several amendments to increase the number of shares issuable under the Bank Option Plan. Upon consummation of the holding company formation on March 1, 2001, the Company assumed all of the Bank’s obligations and liabilities under the Bank Option Plan and shares of Company Common Stock are issued in lieu of Bank common stock. The Bank Option Plan was amended and restated and renamed the First Community Capital Corporation 1996 Stock Option Plan (the “1996 Plan”). The shareholders approved an amendment to the 1996 Plan in 2002 to increase the number of shares of Common Stock available for issuance pursuant to options to 570,000 shares, subject to adjustment as provided in the 1996 Plan.

The 1996 Plan is intended to serve as an important means of retaining and attracting capable personnel who will be needed for the continued growth and success of the Company. The 1996 Plan permits the holder of an option to purchase the number of shares of Common Stock covered by the option at a price established by a committee, composed of certain of the members of the board of directors, at the time the option is granted. Issuance of shares pursuant to an option granted under the 1996 Plan would increase the number of shares of Common Stock outstanding and reduce proportionately the percentage of ownership of the Company by other shareholders. As of the Record Date, there were options to purchase 378,328 shares of Common Stock outstanding, 296,828 of which were exercisable as of such date.

Benefit Plan

The Board of Directors of the Bank has approved a 401(k) plan for employees of the Bank. While the Bank does not have a policy of matching any contributions to the 401(k) plan made by employees, in 2002, the Bank made a discretionary contribution of approximately $25,000, which was allocated among participants based on their 2002 contributions, subject to plan restrictions.

Executive Retirement Plan

The Board of Directors of the Bank approved an Executive Supplemental Retirement Plan in 2000 to provide supplemental retirement benefits to the directors and certain executive officers, including Nigel J. Harrison, Kenneth R. Koncaba and Wes Morehead, each a named executive officer. Pursuant to the plan, the Bank purchased life insurance policies for the benefit of each participant and, provided the policy has been in effect for at least five years, the excess earnings from such policies will be paid to the respective participant for the period following such person’s retirement from the Bank and/or from service on the board of directors through the participant’s death. At the participant’s death, the Bank receives a tax-free death benefit sufficient to recover the costs associated with the purchase of the insurance policy for that participant and the participant’s beneficiary receives the excess.

PRINCIPAL ACCOUNTING FIRM FEES

Audit Fees

The aggregate fees billed to the Company for professional services rendered by Harper & Pearson Company, P.C. in connection with the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2002, assistance with the preparation of the Company’s Form 10-KSB and limited reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s Quarterly Reports on Form 10-QSB for the fiscal year ending December 31, 2002 were $111,000.

Financial Information Systems Design and Implementation Fees

During the year ended December 31, 2002, Harper & Pearson Company did not render any professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

In addition to the fees described above, the aggregate fees billed to the Company for services in connection with accounting consultations, tax return preparation and acquisition review rendered by Harper & Pearson Company for the year ended December 31, 2002 were $28,000, $15,000 and $7,000, respectively.

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Many of the directors and executive officers of the Company and the Bank and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Bank. During 2002, the Bank made loans in the ordinary course of business to many of the directors and executive officers of the Company and the Bank and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to such directors, executive officers and principal shareholders are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers and directors of the Company and the Bank and principal shareholders of the Company satisfy the foregoing standards. As of December 31, 2002, all of such loans aggregated $5.2 million which was approximately 21.3% of the Company’s equity capital at such date. The Company expects the Bank to have such transactions or transactions on a similar basis with the directors and executive officers of the Company and the Bank and principal shareholders of the Company and their associates in the future.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

The following tables set forth certain information regarding the beneficial ownership of the Common Stock as of March 31, 2003 by (1) each director and executive officer of the Company and certain executive officers of the Bank, (2) all directors and executive officers as a group and (3) each person who is known by the Company to beneficially own 5% or more of the Common Stock. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each person is the same address as the Company.

Directors and Executive Officers

Name	Number of Shares	Percentage of Outstanding Shares Beneficially Owned(1)
Barry M. Blocker	3,700	*
George A. Clark, Jr.	18,540(2)	*
Linn C. Eignus	23,000(3)	*
Robert A. Ferstl	82,000(4)	2.87%
Louis F. Goza	61,896(5)	2.17%
Nigel J. Harrison	82,000(6)	2.86%
Thomas R. Johnson	24,088(7)	*
Kenneth R. Koncaba	31,305(8)	*
Paul Knoble	22,000(9)	*
Ervin A. Lev	24,000(10)	*
Kenneth A. Love	43,830(11)	1.53%
Wes Morehead	29,720(12)	1.04%
George Pinder	75,630(13)	2.65%
Richard L. Wagoner	41,000(14)	1.44%
Charles L. Whynot	38,596(15)	1.35%
All directors and executive officers as a group (15 persons)	601,305	19.91%

*	Indicates beneficial ownership less than 1.0%.

(1)	Based on 2,847,121 shares of Common Stock issued and outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(3)	Includes 22,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(4)	Includes 2,000 shares held of record by Texas Truck & Body, Inc., of which Mr. Ferstl is President, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(5)	Includes 4,100 shares held of record by Lingo Properties, Inc., of which Mr. Goza is the controlling shareholder, 12,000 shares held of record by Lingo Family Partnership, of which Mr. Goza is the general partner, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(6)	Includes 23,556 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(7)	Consists of 14,088 shares held of record by the T&P Johnson Family Trust, of which Mr. Johnson is trustee, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(8)	Includes 14,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(9)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(10)	Includes 14,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(11)	Excludes shares held by GAR Company Inc. as indicated in the following table. Includes 10,830 shares held of record by Kenneth A. Love as custodian for his minor children and 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(12)	Includes 8,372 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(13)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(14)	Includes 7,000 shares held of record by W’s Five Partnership, of which Mr. Wagoner is a general partner, and 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

(15)	Includes 10,000 shares which may be acquired within 60 days pursuant to options granted under the Company’s stock option plan.

Principal Shareholders

Name	Number of Shares	Percentage of Outstanding Shares Beneficially Owned(1)
Wayne K. Love, Trustee GAR Company Inc. Profit Sharing Plan P. O. Box 266084 Houston, Texas 77207	178,274(2)	6.26%

Voting Representatives under the Voting Agreement (Messrs. Eignus, Ferstl, Goza, Harrison, Johnson, Love, Wagoner and Whynot, each of whom is a director) 14200 Gulf Freeway Houston, Texas 77034	1,715,550	60.26%

(1)    Based on 2,847,121 shares of Common Stock issued and outstanding.

(2)    Mr. Kenneth Love, a director and shareholder of the Company, serves as one of three trustees for the profit sharing plan, is an employee of GAR Company Inc. and has voting and investment control over the Common Stock held by the profit sharing plan. This total does not include additional 57,332 shares of Common Stock held by the profit sharing plan for Copper State Rubber of Arizona, Inc., a wholly owned subsidiary of GAR Company Inc.

Voting Agreement

When the Bank was established, a group of shareholders entered into the Voting Agreement dated as of June 29, 1995. Following formation of the Company, the Voting Agreement was amended and restated and covers the shares of Common Stock which were received by parties to the agreement in exchange for their shares of common stock of the Bank.

The Voting Agreement vests the voting rights of the shares subject to the Voting Agreement in named voting representatives, who have the power to vote the stock at all meetings of shareholders of the Company on any issue, as determined by two-thirds of the voting representatives. The Voting Agreement provides a procedure to replace and remove a voting representative. The Voting Agreement imposes certain restrictions on the ability of the parties to the Voting Agreement to sell their shares of Common Stock to other persons by providing that any transfer is subject to a right of first refusal by the Company and by the other parties to the agreement. However, there are exceptions to the right of first refusal for certain transfers. In the event of a proposed sale of control of the Company, the holders of a majority of the stock subject to the agreement will determine whether to accept the offer, subject to the procedures set forth in the agreement. The initial term of the Voting Agreement is ten years, subject to specific terms for early termination and for renewal.

At present, the voting representatives have the power to vote 1,715,550 shares, approximately 60.26% of the issued and outstanding Common Stock, held of record by 255 persons, pursuant to the terms of the Voting Agreement. It is the intention of the voting representatives to vote such shares in favor of management’s nominees for directors and for the ratification of the appointment of Harper & Pearson Company, P.C. as the independent auditors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on review of the copies of such reports received by it and representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that during the year ended December 31, 2002, all Section 16(a) reporting requirements applicable to the Company’s officers, directors and greater than 10% shareholders were complied with, except that (1) Nigel Harrison did not timely file two Forms 4 reporting the grant and exercise of stock options and filed an amended Form 3 to correct his holdings in the Common Stock reported in his initial Form 3, (2) Ervin Lev did not timely file two Forms 4 reporting the grant and exercise of stock options, (3) Wes Morehead did not timely file a Form 4 reporting the exercise of stock options, (4) Kenneth Koncaba did not timely file a Form 3 reporting his holdings in Common Stock upon being appointed President of the Bank, (5) Linn Eignus did not timely file a Form 3 reporting his holdings in the Common Stock and two Forms 4 reporting one transaction and the grant of stock options, (6) Thomas Johnson and Kenneth Love each did not timely file two Forms 4 reporting one transaction and the grant of stock options, (7) Robert Ferstl did not timely file two Forms 4 reporting one transaction and the grant of stock options, (8) Richard Wagoner did not timely file two Forms 4 reporting two transactions and the grant of stock options and filed an amended Form 3 to correct his holdings in the Common Stock reported in his initial Form 3, (9) Louis Goza did not timely file two Forms 4 reporting one transaction and the grant of stock options and filed an amended Form 3 to report holdings inadvertently omitted from his initial Form 3, (10) Paul Knoble did not timely file a Form 4 reporting the exercise of stock options and reported additional holdings in Common Stock that were inadvertently omitted from his initial Form 3 and (11) George Clark, George Pinder and Charles Whynot each did not timely file a Form 4 reporting the grant of stock options. All of these transactions and holdings have been reported to the Commission.

ITEM 2.

PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Harper & Pearson Company, P.C. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003. Harper & Pearson Company has served as the Company’s independent audit firm continuously for 7 years.

At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Harper & Pearson Company. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Harper & Pearson Company will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2004 Annual Meeting of Shareholders and included in the Company’s proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company’s principal executive offices not later than January 6, 2004. Shareholder proposals should be submitted to the Secretary of the Company at 14200 Gulf Freeway, Houston, Texas 77437.

ANNUAL REPORT ON FORM 10-KSB

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, to any shareholder upon written request to Mr. Nigel Harrison, Chief Executive Officer, 14200 Gulf Freeway, Houston, Texas 77437.

OTHER MATTERS

The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other matters that are to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

By order of the Board of Directors,

/s/ Nigel J. Harrison

Nigel J. Harrison

President and Chief Executive Officer

FIRST COMMUNITY CAPITAL CORPORATION

Proxy for 2003 Annual Meeting of Shareholders to be Held on Thursday, May 29, 2003

This Proxy is Solicited on Behalf of the Board of Directors.

The 2003 Annual Meeting of Shareholders of First Community Capital Corporation (the “Company”) will be held at the main office of First Community Bank, N.A., 14200 Gulf Freeway, Houston, Texas 77034, on Thursday, May 29, 2003, beginning at 4:00 p.m. (local time). The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and related Proxy Statement accompanying this proxy.

The undersigned hereby appoints Nigel J. Harrison and Linn C. Eignus, and each of them, with or without the other, attorneys, agents and proxies, with full power of substitution, to vote all shares of Common Stock, par value $0.01 per share, of the Company owned of record by the undersigned or with respect to which the undersigned is entitled to vote and otherwise to act on behalf of the undersigned at the Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof.

This proxy is solicited on behalf of the Board of Directors of the Company and will be voted FOR the following proposals unless otherwise indicated.

1.	ELECTION OF DIRECTORS to serve until the 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

☐ FOR all nominees listed below (except as otherwise indicated*)

☐ WITHHOLD AUTHORITY for all nominees listed below

* Instruction: To withhold authority to vote for any nominee, draw a line through the name of such nominee in the list below.

George A. Clark, Jr.	Linn C. Eignus	Robert A. Ferstl
Louis F. Goza	Nigel J. Harrison	Thomas R. Johnson
Kenneth A. Love	George I. Pinder	Richard L. Wagoner
Charles L. Whynot

2.	Ratification of the appointment of Harper & Pearson Company, P.C. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned’s directions set forth herein. If no direction is made, this proxy will be voted (1) FOR the election of all nominees for director named herein to serve on the Board of Directors and (2) FOR the ratification of the appointment of Harper & Pearson Company, P.C. as the independent auditors of the books and accounts of the Company for the year ending December 31, 2003.

Please sign your name exactly as it appears on the certificate(s) representing your shares of Common Stock. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.

Print Name of Shareholder Signature(s) of Shareholder(s) Date: , 2003

NIGEL J. HARRISON,

VOTING REPRESENTATIVE

c/o First Community Bank, N.A.

14200 Gulf Freeway

Houston, Texas 77034

May 5, 2003

Dear Shareholder:

For your information, I have enclosed the Notice of Annual Meeting of Shareholders of First Community Capital Corporation to be held on May 29, 2003 at 4:00 p.m. at the main office of First Community Bank, N.A., 14200 Gulf Freeway, Houston, Texas 77034. Also enclosed is a Proxy Statement which describes in detail the actions to be taken at that meeting.

As you know, your shares of Company stock are subject to the terms of the First Community Capital Corporation Voting and Stock Restriction Agreement dated and effective as of June 29, 1995. Accordingly, your shares of Company stock will be voted at the shareholders meeting by the Voting Representatives pursuant to the provisions of the Voting and Stock Restriction Agreement. However, I hope you will be able to attend the meeting to discuss the matters to be considered.

By order of the Board of Directors,

/s/    NIGEL J. HARRISON

Nigel J. Harrison

Voting Representative